UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 30, 2007, EMRISE Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company’s subsidiaries that later became party to the agreement pursuant to that certain Amendment Number 1 to Loan Documents dated August 20, 2008, the “Borrowers”) entered into a Credit Agreement with GVEC Resource IV Inc. (the “Lender”), an affiliate of Private Equity Management Group LLC, which Credit Agreement has been amended from time to time (as amended, the “Credit Agreement”).

The Borrowers and the Lender entered into Amendment Number 15 to Loan Documents (“Amendment 15”), which amends the Credit Agreement as of July 31, 2010.  Among other things, Amendment 15 extends the maturity date of the Credit Agreement from July 31, 2010 to August 31, 2010 and modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers.  Amendment 15 further provides that a termination of the stock purchase agreement for the sale of Advanced Control Components, which became terminable by either party at any time on August 1, 2010, is an event of default.  Except for these amendments, the Credit Agreement remains in full force and effect.

Item 8.01                                             Other Events.

On August 4, 2010, the Company issued the attached press release regarding its annual meeting of stockholders, including consideration of proposals to approve the sale of Advanced Control Components, elect a director, and ratify the independent auditors, as well as to describe Amendment 15.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1*	Press Release issued by the Company, dated August 4, 2010.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by the Company, dated August 4, 2010.

*Filed herewith.